UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

HOLDCO OPPORTUNITIES FUND III, L.P. HOLDCO ASSET MANAGEMENT, LP VM GP VII LLC VM GP II LLC VIKARAN GHEI MICHAEL ZAITZEFF JEITA L. DENG MERRIE S. FRANKEL LAURIE M. SHAHON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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HoldCo Opportunities Fund III, L.P. (“HoldCo Fund”), together with the participants named herein (collectively, “HoldCo”), intends to file a preliminary proxy statement with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of shareholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), and has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes to oppose the merger between the Company and SVB Financial Group, a Delaware corporation, at the special meeting of shareholders of the Company.

On April 27, 2021, HoldCo issued the following press release:

HoldCo Comments on Boston Private’s Adjournment of Special Meeting Without Requisite Vote to Approve SVB Merger

Affirms HoldCo’s View that the Merger Grossly Undervalues BPFH

Adjournment Reflects Yet Another Shameless Attempt by BPFH to Utilize Corporate Machinery to Force the Merger on Shareholders

Additional Materials Available at www.BPValue.com

NEW YORK – April 27, 2021 – HoldCo Asset Management, LP and its managed funds (collectively, "HoldCo"), which own 4,049,816 shares of common stock of Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) ("Boston Private," "BPFH," or the "Company"), representing approximately 4.9% of the Company’s outstanding shares, today issued the following statement on BPFH’s manipulative tactics to delay the shareholder vote tally at the Company’s special meeting of shareholders (the “Special Meeting”) to vote on the proposed merger (the “Merger”) with SVB Financial Group (“SVB”).

HoldCo believes today’s Special Meeting adjournment clearly demonstrates shareholders’ expectation for a better offer that fairly values the BPFH franchise. We also view the adjournment as a shameless maneuver by the BPFH Board of Directors (the “Board”) to manipulate the voting process in order to force through a Merger that grossly undervalues the Company. We continue to believe that BPFH shareholders can and should expect more value, whether from SVB or one of many potential buyers that we believe would be interested in acquiring the Company. Indeed, based on Boston Private's own disclosures combined with HoldCo's calculations, it appears that SVB itself was clearly willing to suffer materially greater dilution than the current deal terms in early September when SVB’s CEO Greg Becker provided BPFH CEO Anthony DeChellis with a valuation implying an exchange ratio over 20% higher than what is currently on the table1.

We encourage other BPFH shareholders to join us in opposing the Merger and sending an unequivocal message to the boards of both BPFH and SVB that BPFH’s shareholders demand an adequate price in order to approve the Merger, and that they refuse to allow SVB and BPFH management to reap the lion’s share of the Merger benefits.

As of yesterday’s close, BPFH is the lowest valued bank of its self-identified wealth-focused peer group2 (excluding banks greater than $40 billion of assets), even after including the so-called “premium” from SVB:

(1)	https://www.sec.gov/Archives/edgar/data/821127/000119312521084509/d97737ddefm14a.htm (see page 50). SVB provided a valuation of $9.25 per share in early September (“Mr. Becker again described SVB Financial’s interest in acquiring Boston Private for primarily stock consideration and indicated that, in connection with such a transaction, SVB Financial might be willing to value Boston Private at…approximately $9.25 per share”), which implies an all-stock exchange ratio of 0.0365 based on SVB’s closing price of $253.38 on 9/8/2020 (date selected by HoldCo due to lack of specific date disclosure by BPFH). The value of the merger consideration was $10.93 on 1/4/2021, implying an all-stock exchange ratio of 0.0282 based on SVB’s closing price of $387.34, a 23% decline vs. the 0.0365 exchange ratio in early September.

(2)	https://www.sec.gov/Archives/edgar/data/821127/000082112719000055/investorday.htm (see slide 23)

In addition, since the Merger announcement, three other Greater Boston-based banks and / or wealth-focused banks have sold at substantially higher valuations (as of deal announcement date) than BPFH (in bold below):

HoldCo believes that a NO vote will send a loud message to the boards of SVB and BPFH that the current terms are unacceptable and that a higher price will be required to win BPFH shareholder support.

About HoldCo Asset Management

HoldCo Asset Management, LP is an investment adviser located in New York City. HoldCo was founded by Vik Ghei and Misha Zaitzeff. HoldCo currently has over $1 billion in regulatory assets under management.

HoldCo is being represented by the law firm Olshan Frome Wolosky LLP.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

HoldCo Opportunities Fund III, L.P. (“HoldCo Fund”), together with the participants named herein (collectively, “HoldCo”), intends to file a preliminary proxy statement with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of shareholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), and has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes to oppose the merger between the Company and SVB Financial Group, a Delaware corporation, at the special meeting of shareholders of the Company.

HOLDCO STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ EACH THE PROXY STATEMENTS AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATIONS WILL PROVIDE COPIES OF THE PROXY STATEMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The Participants in the proxy solicitation with regard to the Annual Meeting are anticipated to be HoldCo Fund, VM GP VII LLC (“VM GP VII”), HoldCo Asset Management, LP (“HoldCo Asset Management”), VM GP II LLC (“VM GP II”), Vikaran Ghei, Michael Zaitzeff, Jeita L. Deng, Merrie S. Frankel and Laurie M. Shahon. The Participants in the proxy solicitation with regard to the Special Meeting are anticipated to be HoldCo Fund, VM GP VII, HoldCo Asset Management, VM GP II, Vikaran Ghei and Michael Zaitzeff.

As of the date hereof, HoldCo Fund directly owned 4,049,816 shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”). As the general partner of HoldCo Fund, VM GP VII may be deemed to beneficially own the 4,049,816 shares of Common Stock owned directly by HoldCo Fund. As the investment manager of HoldCo Fund, HoldCo Asset Management may be deemed to beneficially own the 4,049,816 shares of Common Stock owned directly by HoldCo Fund. As the general partner of HoldCo Asset Management, VM GP II may be deemed to beneficially own the 4,049,816 shares of Common Stock owned directly by HoldCo Fund. As Members of each of VM GP VII and VM GP II, each of Messrs. Ghei and Zaitzeff may be deemed to beneficially own the 4,049,816 shares of Common Stock owned directly by HoldCo Fund. As of the date hereof, none of Mses. Deng, Frankel or Shahon beneficially own any securities of the Company.

Contacts

Investor:

John Ferguson / Joe Mills

Saratoga Proxy Consulting LLC

(212) 257-1311

info@saratogaproxy.com

Media:

Dan Zacchei / Joe Germani

Sloane & Company

Dzacchei@sloanepr.com / JGermani@sloanepr.com

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